EXHIBIT 99.1

CHARMING SHOPPES ANNOUNCES EXECUTIVE AND MANAGEMENT APPOINTMENTS ;  CEASES EXPLORATION OF SALE OF FIGI’S FOOD BUSINESS; CHARMING SHOPPES' SHAREHOLDERS ELECT ALL DIRECTORS AND APPROVE ALL COMPANY PROPOSALS AT THE 2009 ANNUAL MEETING OF SHAREHOLDERS

BENSALEM, Pa., July 13, 2009 -- Charming Shoppes, Inc. (Nasdaq: CHRS), a leading multi-brand apparel retailer specializing in women's plus apparel, today announced executive and management appointments.  The Company also announced it has ceased the exploration of the sale of its Figi’s food business, and announced the voting results of its 2009 Annual Meeting of Shareholders.

Anthony M. Romano has been appointed Executive Vice President – Global Sourcing and Business Transformation, effective immediately. Romano joined Charming Shoppes in February 2009, with responsibility for executing the Company's business transformation and cost reduction initiatives. His role has been expanded to include the important functions of global sourcing, distribution, logistics, quality control and quality assurance.  Romano will continue to report to President and Chief Executive Officer, Jim Fogarty.

Romano served as Executive Vice President – Chief Supply Chain Officer of Ann Taylor, Inc. from 2005 through 2008, with responsibilities that included Supply Chain and Corporate Operations. He joined Ann Taylor in 1997 as Sr. Vice President of Logistics, and later assumed additional responsibility for Purchasing Operations prior to his appointment as Executive Vice President. From 1988 through 1996, Romano held a number of financial and operational roles at Charming Shoppes, Inc., culminating in his appointment as Vice President of International Operations.

Additionally, the Company announced that Bill Bass has accepted the permanent role of President of the Company's Charming Direct division, with responsibility for building the Company’s e-commerce businesses – www.lanebryant.com, www.fashionbug.com, and www.catherines.com.  Bass joined Charming Shoppes January 2009 in a consulting capacity, with responsibility for upgrading the Company’s e-commerce platforms.  Bass will continue to report to Jim Fogarty.

Bass has significant expertise in e-commerce and direct marketing. In 2006, he co-founded Fair Indigo, a multi-channel retailer of women's and men's fair trade apparel.  In 1999 he joined Lands' End, where he served as Senior Vice President of e-commerce and international. While at Lands' End, Bass led the growth of the e-commerce business while pioneering industry-leading technology such as live customer help, virtual models and custom clothing. After Lands' End became part of Sears, Roebuck & Co., Bass served as the Vice President and General Manager of the direct-to-consumer business at Sears until 2005. Prior to Lands' End, he was Group Director of Research for e-commerce and new media for Forrester Research, Inc.

Lisa J. Batra joins the Company as Director of e-commerce for the Fashion Bug brand.  Batra’s direct-to-consumer experience of more than 10 years includes product management positions at Bath & Body Works and QVC, Inc.  Most recently, she was employed by the Lowe’s Companies, Inc. as the head of marketing for lowes.com, with responsibility for marketing, strategy and execution of that company’s e-commerce site.

Kimberly Aylward has joined the Company as Director of e-commerce for the Catherines brand.  Aylward joins the Company following 12 years at Garnet Hill, Inc., where she served in management positions of increasing responsibility, culminating in her position as Director of Web Merchandising and Cross-Brand Business Development.  She brings extensive experience in the areas of multi-channel marketing, web merchandising, advertising, and public relations.

Both Batra and Aylward will report to Bill Bass, President - Charming Direct, with responsibility for developing online content and strategies, and driving the sales and profitability of their respective brand’s direct-to-consumer business.

Michele B. Pascoe has joined the Company as Division CFO - Vice President, Finance for the Fashion Bug brand.  She will report to Jay Levitt, President - Fashion Bug, and Eric M. Specter, the Company’s Executive Vice President and Chief Financial Officer, with responsibility for leading Fashion Bug’s finance function, including financial planning and analysis, and providing guidance to drive financial performance through analysis and strategic planning.  Pascoe possesses a strong 20+ year career in finance with a number of apparel manufacturers and retailers.  Most recently, she held the role of Chief Financial Officer with Taryn Rose International.  Previous positions included CFO/COO with Rachel Ashwell Designs, Inc./Shabby Chic, and Group CFO of Warnaco Swimwear, along with senior finance roles at other Warnaco divisions.

Brett R. Schneider has been appointed Division CFO - Vice President, Finance for the Catherines brand.  He will report to Carol Williams, President – Catherines, and Eric M. Specter, with responsibility for leading Catherines’ finance function, including financial planning and analysis, and providing guidance to drive financial performance through analysis and strategic planning.  Schneider joined Charming Shoppes in 1996 and has held a number of positions within the Company’s finance division.  Most recently, he served Charming Shoppes as the Division CFO – Vice President for the combined finance group of the Fashion Bug brand, Catherines brand and Outlet stores division.

Joseph Long has been appointed Director, Finance for the Outlet stores division.  He will report to MaryEllen MacDowell, President - Outlets, and Eric M. Specter, with responsibility for leading the Outlets’ finance function, including financial planning and analysis, and providing guidance to drive financial performance through analysis and strategic planning.  Long joined Charming Shoppes in 1995, and has held finance positions of increasing responsibility since that time.  He most recently served as Director, Finance, for the combined finance group of the Fashion Bug brand, Catherines brand and Outlet stores division.

Jeffrey H. Liss has been appointed Vice President – Strategy, with responsibility for development and management of strategic activities of the Company, including existing key strategic initiatives such as expense reductions.  Additionally, he will oversee the collection and analysis of competitive market and consumer insights.  He will continue to report to Tony Romano.  Liss joined Charming Shoppes in 2004.  Previous to Charming Shoppes, he held senior management positions with Deloitte Consulting and Coopers & Lybrand Consulting.

Jim Fogarty, President and Chief Executive Officer commented, “I would like to welcome Michele, Lisa and Kimberly to Charming Shoppes, and congratulate Tony, Bill, Brett, Jeff and Joe and on their new roles.  We are strengthening our team at Charming Shoppes and our organization continues to be excited about the opportunities in front of us.”

The Company also announced it has discontinued its exploration of the sale of its Figi's Gifts in Good Taste catalog business, based in Wisconsin. In August 2008, the Company initiated that process as a step in its strategy to refocus the Company’s energies on its core brands, but stated it would only enter into a transaction at an acceptable valuation, which has not been achieved.

Additionally, the Company announced the voting results following its 2009 Annual Meeting of Shareholders, held June 25, 2009:

Shareholders re-elected the following directors for a one-year term:

•	Arnaud Ajdler, Michael C. Appel , Richard W. Bennet, III, Yvonne M. Curl, James P. Fogarty, Michael Goldstein, Katherine M. Hudson, Alan Rosskamm, and M. Jeannine Strandjord.

In addition, Charming Shoppes' shareholders voted in favor of all of the Company's proposals for the 2009 Annual Meeting of Shareholders, which included:

•
Re-approval of the material terms of the performance goals under the Company’s 2004 Stock Award and Incentive Plan to preserve Charming Shoppes’ tax deductions in accordance with Section 162(m) of the Internal Revenue Code; and,

•	Ratification of the appointment of Ernst & Young LLP as independent auditors of Charming Shoppes to serve for the 2010 fiscal year.

At May 2, 2009, Charming Shoppes, Inc. operated 2,272 retail stores in 48 states under the names LANE BRYANT®, LANE BRYANT OUTLET®, FASHION BUG®, FASHION BUG PLUS®, CATHERINES PLUS SIZES®, and PETITE SOPHISTICATE OUTLET®. Please visit www.charmingshoppes.com for additional information about Charming Shoppes, Inc.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning appointments of executives, the Company's operations, performance, and financial condition. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: the failure to consummate our identified strategic alternatives for our non-core assets, the failure to effectively implement our planned consolidation, cost and capital budget reduction plans and store closing plans, the failure to implement the Company's business plan for increased profitability and growth in the Company's retail stores and direct-to-consumer segments, the failure to effectively implement the Company's plans for a new organizational structure and enhancements in the Company's merchandise and marketing, the failure to effectively implement the Company's plans for the transformation of its brands to a vertical specialty store model, the failure to achieve increased profitability through the adoption by the Company's brands of a vertical specialty store model, the failure to achieve improvement in the Company's competitive position, changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, escalation of energy costs, a weakness in overall consumer demand, the failure to find suitable store locations, increases in wage rates, the ability to hire and train associates, trade and security restrictions and political or financial instability in countries where goods are manufactured, the interruption of merchandise flow from the Company's centralized distribution facilities, competitive pressures, and the adverse effects of natural disasters, war, acts of terrorism or threats of either, or other armed conflict, on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2009, Quarterly Reports on Form 10-Q and other Company filings with the Securities and Exchange Commission. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:
Gayle M. Coolick
Vice President, Investor Relations
215-638-6955